INGEMMET

INVENTARIO DE DERECHOS MINEROS

HOJA : 09-H



9513
9511
9509
9507
9505
9503
9501
9499
216
218
220
222
224
226
228
230
SANTIAGO COMAINA-AREA NATURAL
OLEODUCTO NORPERUANO
OTRA AREA RESTRINGIDA
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23

LEYENDA

	DERECHOS MINEROS EN TRAMITE
	DERECHOS MINEROS TITULADOS
	DERECHOS MINEROS EXTINGUIDOS
	PLANTAS DE BENEFICIO, CANTERAS, OTROS

CERTIFICACION AMBIENTAL		
	EXPLORACION	0
	EXPLOTACION	0
Fuente : Dirección General de Asuntos Ambientales Mineros del MEM		

SITUACION DE CONCESIONES MINERAS		
	DM EN EXPLORACION	0
	DM EN EXPLOTACION	0
Fuente : Dirección General de Minería (información declarada por los titulares mineros en el ESCAMIN)		

CLÁUSULA DE SALVAGUARDA La información sobre Áreas Restringidas a la Actividad Minera (Áreas Naturales, Zonas Urbanas y de Expansión Urbana, Zonas Arqueológicas, Proyectos Especiales, Reserva Turística y otras) que grafican en el plano catastral, tienen CARÁCTER REFERENCIAL, toda vez que su administración corresponde a otras entidades. Su actualización se efectúa de acuerdo a la información que dichas Entidades envían al INGEMMET.

NOTA DE SALVAGUARDA: A la fecha, La Línea de Frontera Peruana se encuentra en proceso de actualización de acuerdo a la información proporcionada por el IGN

SECTOR ENERGIA Y MINAS
INSTITUTO GEOLÓGICO MINERO Y METALÚRGICO
DIRECCION DE CATASTRO MINERO

PLANO: **INVENTARIO DE DERECHOS MINEROS**		
HOJA DE LA CARTA NACIONAL: **TENIENTE PINGLO**	DATUM: **PSAD 56**	
CODIGO DE LA CARTA NACIONAL: **09-H**	ZONA UTM: **18**	
ESCALA: **1 : 100000**	ZONA CATASTRAL MINERA: **18W-II**	Ing. [illegible] Director de Catastro Minero Instituto Geológico Minero y Metalúrgico
FECHA: **04 September 2012**	ELABORADO POR: **GUIDO VALDIVIA PONCE**	